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Exhibit 99.2

        REVOCABLE PROXY

CROSSMANN COMMUNITIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Special Meeting of Stockholders

                  , 2002

The undersigned hereby appoints the Board of Directors of Crossmann Communities, Inc., or the majority of such directors, with powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of Crossmann Communities, Inc., which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at                                  at             , A.M., on                   ,       , 2002, and at any and all adjournments thereof, as follows:

The Board of Directors recommends a vote "FOR" the following proposition.

		FOR	AGAINST	ABSTAIN
1.	Approval of the Agreement and Plan of Merger Among Beazer Homes USA, Inc., Beazer Homes Investment Corp. and Crossmann Communities, Inc., dated as of January 29, 2002.	/ /	/ /	/ /
2.	In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or adjournment thereof.

Please date, sign and mail your proxy card back as soon as possible!

Special Meeting of Stockholders
CROSSMANN COMMUNITIES, INC.

                  , 2002

Please Detach and Mail In the Envelope Provided

This proxy may be revoked at any time prior to the voting thereof.

The undersigned acknowledges receipt from Crossmann Communities, Inc., prior to the execution of this proxy, of notice of the Meeting and a proxy statement.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR RETURN BY FACSIMILE AS INDICATED IN THE PROXY STATEMENT.

SIGNATURE(S)	DATE

NOTE: (Please sign as your name appears on the envelope in which the card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.)

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  Exhibit 99.2